UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Entertainment Distribution Company, Inc.

(Name of Registrant as Specified in its Charter)

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August 4, 2008

Dear Stockholder,

You were recently sent a proxy package on behalf of Entertainment Distribution Company, Inc. that included a proxy card to be used for voting and a proxy statement/prospectus describing the proposals to be acted upon at the Annual Meeting.

AS OF TODAY, YOUR VOTE HAS NOT BEEN RECEIVED.  PROPOSAL NUMBER ONE LISTED ON YOUR PROXY CARD AND DESCRIBED IN THE PROXY STATEMENT/ PROSPECTUS IS CRITICAL TO PROTECTING THE COMPANY’S ASSETS, SPECIFICALLY ITS SUBSTANTIAL NET OPERATING LOSS CARRYFORWARDS.  FAILURE TO VOTE ON THIS PROPOSAL, OR ABSTAINING ON THIS PROPOSAL, WILL HAVE THE SAME EFFECT AS A NO VOTE. THE BOARD OF DIRECTORS HAS RECOMMENDED A VOTE IN FAVOR OF THIS PROPOSAL.

For your convenience, another proxy card is enclosed in this mailing and we request that you SIGN, DATE and RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible.

For the three proposals listed on the proxy card, you are being asked to:

(1)
consider and vote upon a proposal to adopt a plan of reorganization intended to assist in protecting the long-term value to the Company of its substantial net operating loss carryforwards (“NOLs”) and to help ensure compliance with stock market listing standards by engaging in a transaction following which the Company will become a wholly owned subsidiary of EDCI Holdings, Inc. (“EDCI Holdings”), a newly formed holding company, and each ten outstanding shares of the common stock of the Company (the “Common Stock”) will be exchanged for one share of EDCI Holdings’ common stock (the “Reorganization”).  (Please note that it is extremely important that you vote because under Delaware law and the Company’s by-laws, the affirmative vote of the holders of a majority of the Company’s outstanding shares of Common Stock is required to approve the Reorganization.  Therefore, if you do not vote, it will be counted as a vote AGAINST the Proposal.);

(2)	elect two Class III Directors. (Please note that the two nominees for director who receive the most votes will be elected to the Company’s Board of Directors.);

(3)
ratify the selection of Ernst & Young LLP as the independent registered public accounting firm to audit the financial statements of the Company.   (Please note that Ernst & Young LLP will be ratified as the Company’s independent accountant for the 2008 fiscal year if a majority of the shares represented at the annual meeting and eligible to vote ratify the board of director’s appointment of Ernst & Young LLP.)

We believe that the Reorganization is an important part of the Company’s future, and we hope you will agree to support it.  The Company’s Board of Directors recommends that you vote FOR the Reorganization, FOR the election of the board’s nominees for directors, and FOR approval/ratification of Ernst & Young LLP as our independent accountants.

You are strongly advised to read the entire proxy statement/prospectus previously sent to you because it contains important information about the Annual Meeting and the Reorganization.  You may obtain an additional copy of the proxy statement/prospectus, the registration statement of which it is a part and any other documents filed by the Company with the SEC free of charge on the website of the SEC at www.sec.gov, on our website www.edcllc.com and by contacting EDC’s Chief Financial Officer at 212-333-8400.

Sincerely,

/s/ Clarke H. Bailey

Clarke H. Bailey
Chairman of the Board